Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FIRST NORTHWEST BANCORP
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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September 16, 2016

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of First Northwest Bancorp to be held at the Red Lion Hotel Olympic Room, located at 221 N. Lincoln Street, Port Angeles, Washington, on Tuesday, November 8, 2016, at 10:00 a.m., Pacific Time.

The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations.  Directors and officers of First Northwest Bancorp, as well as a representative of Moss Adams LLP, our independent auditor, will be present to respond to shareholder questions.

It is important that your shares are represented at the meeting, whether or not you attend in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card as promptly as possible or to vote by telephone or the Internet, following the instructions on the proxy card.  If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/Laurence J. Hueth

Laurence J. Hueth
President and Chief Executive Officer

FIRST NORTHWEST BANCORP
105 W. EIGHTH STREET
PORT ANGELES, WASHINGTON 98362
(360) 457-0461

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 8, 2016

Notice is hereby given that the 2016 annual meeting of shareholders of First Northwest Bancorp will be held at the Red Lion Hotel Olympic Room, located at 221 N. Lincoln Street, Port Angeles, Washington, on Tuesday, November 8, 2016, at 10:00 a.m., Pacific Time, for the following purposes:

Proposal 1.	Election of three directors to each serve for a three-year term and one director to serve for a one-year term;

Proposal 2.	An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement; and

Proposal 3.	Ratification of the appointment of Moss Adams LLP as our independent auditor for 2017.

We will also consider and act upon such other business as may properly come before the meeting, or any adjournments or postponements thereof.  As of the date of this notice, we are not aware of any other business to come before the annual meeting.

The Board of Directors has fixed the close of business on August 31, 2016, as the record date for the annual meeting.  This means that shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card, which is solicited on behalf of the Board of Directors, and mail it promptly in the enclosed envelope.  Alternatively, you may vote by telephone or the Internet by following the instructions on the proxy card.  The proxy will not be used if you attend and vote at the annual meeting in person.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/JOYCE RUIZ

JOYCE RUIZ
CORPORATE SECRETARY AND SENIOR VICE PRESIDENT

Port Angeles, Washington
September 16, 2016

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum.  A proxy card and pre-addressed envelope are enclosed for your convenience.  No postage is required if mailed in the United States.  You may also vote by telephone or the Internet by following the instructions on the proxy card.

PROXY STATEMENT
OF
FIRST NORTHWEST BANCORP
105 W. EIGHTH STREET
PORT ANGELES, WASHINGTON 98362
(360) 457-0461

ANNUAL MEETING OF SHAREHOLDERS NOVEMBER 8, 2016

The Board of Directors of First Northwest Bancorp is using this Proxy Statement to solicit proxies from our shareholders for use at our 2016 annual meeting of shareholders.  We are first mailing this Proxy Statement and proxy card to our shareholders on or about September 16, 2016.

The information provided in this Proxy Statement relates to First Northwest Bancorp and its wholly-owned subsidiary, First Federal Savings and Loan Association of Port Angeles.  First Northwest Bancorp may also be referred to as “First Northwest” and First Federal Savings and Loan Association of Port Angeles may also be referred to as “First Federal” or the “Bank.”  References to “we,” “us” and “our” refer to First Northwest and, as the context requires, First Federal.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:	Tuesday, November 8, 2016
Time:	10:00 a.m., Pacific Time
Place:	Red Lion Hotel Olympic Room, 221 N. Lincoln Street, Port Angeles, Washington

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	Election of three directors to each serve for a three-year term and one director to serve for a one-year term;

Proposal 2.	An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement; and

Proposal 3.	Ratification of the appointment of Moss Adams LLP as our independent auditor for 2017.

We also will transact any other business that may properly come before the annual meeting.  As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on November 8, 2016

Our Proxy Statement and 2016 Annual Report to Shareholders are available at https://www.snl.com/IRWebLinkX/GenPage.aspx?IID=4343673&GKP=1073750673.  The following materials are available for review:

•	Proxy Statement;

•	proxy card; and
•	2016 Annual Report to Shareholders.

Directions to attend the annual meeting, where you may vote in person, can be found online at http://www.redlion.com/port-angeles/map-directions.

Who is Entitled to Vote?

We have fixed the close of business on August 31, 2016, as the record date for shareholders entitled to receive notice of and to vote at our annual meeting.  Only holders of record of First Northwest’s common stock on that date are entitled to receive notice of and to vote at the annual meeting.  You are entitled to one vote for each share of First Northwest common stock you own, unless you own more than 10 percent of First Northwest’s outstanding shares.  As provided in our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10 percent of First Northwest’s outstanding shares are not entitled to any vote with respect to the shares held in excess of the 10 percent limit unless our Board of Directors has granted permission in advance.  On August 31, 2016, there were 13,007,560 shares of First Northwest common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  This question provides voting instructions for shareholders of record.  You are a shareholder of record if your shares of First Northwest common stock are held in your name.  If you are a beneficial owner of First Northwest common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions below, under “What if My Shares Are Held in Street Name?”

Shares of First Northwest common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by sending in the proxy card even if you plan to attend the annual meeting.  You can also vote by telephone or the Internet by following the instructions on the proxy card.  You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included on your proxy card.  Shares of First Northwest common stock represented by properly executed proxies will be voted by the Proxy Committee of the Board of Directors in accordance with the shareholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the Proxy Committee will vote the shares for the election of each of our director nominees, for advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement, and for the ratification of the appointment of Moss Adams LLP as our independent auditor for 2017.  If any other matters are properly presented at the annual meeting for action, the Proxy Committee will have the discretion to vote on these matters in accordance with its best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.”  The proposal to elect directors and the advisory vote on executive compensation are considered non-discretionary items; therefore, you must provide instructions to your broker in order to have your shares voted on these proposals.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

We maintain the First Northwest Bancorp Employee Stock Ownership Plan (“ESOP”) for the benefit of our employees.  Each participant may instruct the trustee how to vote the shares of First Northwest common stock allocated to his or her account under the ESOP by completing the voting instruction sheet distributed by the administrator.  If a participant properly executes the voting instruction sheet, the administrator will instruct the trustee to vote the participant’s shares in accordance with the participant’s instructions.  Unallocated shares of First Northwest common stock held in the ESOP and allocated shares for which proper voting instructions are not received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions.  In order to give the trustee sufficient time to vote, all vote authorization forms must be received by the transfer agent on or before November 3, 2016 at 1:00 p.m., Pacific Time.  The ESOP third party administrator is Pentegra.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of First Northwest common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held 120 days or more after the original meeting.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of First Northwest common stock.  Accordingly, the four nominees for election as directors who receive the highest number of votes actually cast will be elected.  Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the four nominees receiving the greatest number of votes will be elected.  Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation

Advisory (non-binding) approval of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.  Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

Vote Required to Approve Proposal 3: Ratification of the Appointment of the Independent Auditor

Ratification of the appointment of Moss Adams LLP as our independent auditor for the fiscal year ending June 30, 2017, requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.  Abstentions do not constitute votes cast and therefore will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of the independent auditor.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

●	submitting a new proxy with a later date;

●	notifying the Secretary of First Northwest in writing (or if you hold your shares in street name, your broker, bank or other nominee) before the annual meeting that you have revoked your proxy; or

●	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 31, 2016, the voting record date, information regarding share ownership of:

●
those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of First Northwest’s common stock other than directors and executive officers;

●	each director and director nominee of First Northwest;

●	each executive officer of First Northwest or any of its subsidiaries named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

●	all current directors and executive officers of First Northwest and its subsidiaries as a group.

Persons and groups who beneficially own in excess of five percent of First Northwest’s common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide us a copy of the report disclosing their ownership pursuant to the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”).  To our knowledge, no other person or entity, other than the ones set forth below, beneficially owned more than five percent of the outstanding shares of First Northwest’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held in the ESOP, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.

As of August 31, 2016, the voting record date, there were 13,007,560 shares of First Northwest common stock outstanding.

Name	Number of shares beneficially owned		Percent of shares outstanding (%)

Beneficial Owners of More Than 5%

First Northwest Bancorp Employee Stock Ownership Plan 105 W. Eighth Street Port Angeles, Washington 98362	1,048,029	(1)	8.06

First Federal Community Foundation (2) 105 W. Eighth Street Port Angeles, Washington 98362	813,600		6.25

FMR LLC 245 Summer Street Boston, Massachusetts 02110	1,177,722	(3)	9.05

Wellington Management Group LLP 280 Congress Street Boston, Massachusetts 02110	1,006,211	(4)	7.74

Directors

Stephen E. Oliver	25,500	(5)	*
Dana D. Behar	11,000	(6)	*
David A. Blake	24,872	(7)	*
Craig A. Curtis	20,100	(8)	*
Lloyd J. Eisenman	27,500	(9)	*
Cindy H. Finnie	25,000	(10)	*
David T. Flodstrom	22,000	(11)	*
Laurence J. Hueth**	93,813	(12)(13)	*
Norman J. Tonina, Jr.	21,323	(14)	*
Jennifer Zaccardo	30,000	(15)	*

Named Executive Officers

Regina M. Wood	34,809	(12)(16)	*
Jeffrey S. Davis	29,489	(12)(17)	*
Christopher A. Donohue	30,651	(12)(18)	*
Kelly A. Liske	30,518	(12)(19)	*

All executive officers and directors as a group (14 persons)	426,575		3.28

____________
*	Less than one percent of shares outstanding.
**	Also a named executive officer.
(1)	The ESOP has shared voting and dispositive power with respect to 70,356 shares, and sole dispositive power with respect to 977,673 shares.
(2)
We established the First Federal Community Foundation in connection with the mutual to stock conversion of First Federal for the purpose of furthering our commitment to the local community. Shares of common stock held by the Foundation will be voted in the same proportion as all other shares of common stock on all proposals considered by First Northwest’s shareholders.

(3)
Based solely on a Schedule 13G filed February 12, 2016. According to the filing, FMR LLC and Abigail P. Johnson have sole voting and dispositive power over the shares; however, neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co."), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(Footnotes continue on following page)

(4)
Based solely on a Schedule 13G filed February 11, 2016. According to the filing, Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP have shared voting and dispositive power over the shares.

(5)	Consists of 7,500 shares held jointly with spouse and 18,000 shares of restricted stock, as to which Mr. Oliver has voting power.
(6)	Consists of 2,000 shares held jointly with spouse and 9,000 shares of restricted stock, as to which Mr. Behar has voting power.
(7)	Consists of 6,872 shares held in an individual retirement account (“IRA”) and 18,000 shares of restricted stock, as to which Mr. Blake has voting power.
(8)	Includes 18,000 shares of restricted stock, as to which Mr. Curtis has voting power.
(9)	Consists of 9,500 shares held in an IRA and 18,000 shares of restricted stock, as to which Mr. Eisenman has voting power.
(10)	Consists of 5,750 shares held solely, 1,250 shares held in an IRA and 18,000 shares of restricted stock, as to which Ms. Finnie has voting power.
(11)	Consists of 4,000 shares held in an IRA and 18,000 shares of restricted stock, as to which Mr. Flodstrom has voting power.
(12)
Includes units held in the First Federal 401(k) Plan and shares held in the ESOP, as follows: Mr. Hueth, 16,354 units and 2,459 shares; Ms. Wood, 8,260 units and 1,549 shares; Mr. Davis, 4,007 units and 482 shares; Mr. Donohue, 0 units and 1,651 shares; and Ms. Liske, 3,919 units and 1,599 shares. The units consist of shares of First Northwest common stock and a liquidity cash component. As a result, the number of underlying shares may fluctuate from time to time.

(13)	In addition to 401(k) Plan units and ESOP shares described in footnote 12, includes 75,000 shares of restricted stock, as to which Mr. Hueth has voting power.
(14)	Consists of 3,323 shares held in trust and 18,000 shares of restricted stock, as to which Mr. Tonina has voting power.
(15)	Consists of 12,000 shares held jointly with spouse and 18,000 shares of restricted stock, as to which Ms. Zaccardo has voting power.
(16)	In addition to 401(k) Plan units and ESOP shares described in footnote 12, includes 25,000 shares of restricted stock, as to which Ms. Wood has voting power.
(17)	In addition to 401(k) Plan units and ESOP shares described in footnote 12, includes 25,000 shares of restricted stock, as to which Mr. Davis has voting power.
(18)	In addition to the ESOP shares described in footnote 12, includes 25,000 shares of restricted stock, as to which Mr. Donohue has voting power, and 4,000 shares held in an IRA.
(19)
In addition to 401(k) Plan units and ESOP shares described in footnote 12, includes 25,000 shares of restricted stock, as to which Ms. Liske has voting power, and 100 shares held as custodian for minors.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten members and is divided into three classes.  Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  The table below sets forth information regarding each director of First Northwest and each Board nominee for director.

The Nominating and Corporate Governance Committee of the Board of Directors selects nominees for election as directors.  All of our nominees currently serve as First Northwest directors.  Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the nominees identified in the table below. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

Director Lloyd J. Eisenman has reached the mandatory retirement age pursuant to First Northwest’s Bylaws.  The Board of Directors recognizes Mr. Eisenman as a valued member of the Board, and the many contributions he has made since 1985 as a director of First Federal and of First Northwest since its incorporation in 2012.  Mr. Eisenman is a certified public accountant, with a CPA license.  He was employed by First Federal in a variety of financial-related roles, including serving as Chief Financial Officer from 1998 until his retirement in 2006.  The Nominating and Corporate Governance Committee has considered the past and continuing contributions that Mr. Eisenman has made to the Board, his level of expertise, particularly in the areas of risk management and financial reporting, and determined that Mr. Eisenman possesses expertise vital to the proper functioning of the

Board, and has therefore recommended to the full Board that Mr. Eisenman be nominated at the 2016 annual meeting of shareholders to serve for an additional one-year term.  Based on the Nominating and Corporate Governance Committee’s recommendation and the exceptional circumstances related to Mr. Eisenman’s pending retirement, the Board of Directors believes it is in the best interests of First Northwest and its shareholders that Mr. Eisenman be appointed for an additional one-year term at the 2016 annual meeting of shareholders.  According to the procedure specified by the Bylaws, the Board of Directors, excluding Mr. Eisenman, voted by confidential ballot to nominate Mr. Eisenman to stand for election at the annual meeting of shareholders for an additional one-year term, which nomination was approved by a vote of a 75% majority of the Board of Directors.

The Board of Directors recommends a vote “FOR” the election of Cindy H. Finnie, David T. Flodstrom and Dana D. Behar, each for a three-year term, and Lloyd J. Eisenman for a one-year term.

Name	Age as of June 30, 2016	Year first elected or appointed director (1)	Term to expire

BOARD NOMINEES

Cindy H. Finnie	66	2012	2019	(2)
David T. Flodstrom	69	2002	2019	(2)
Dana D. Behar	54	2015	2019	(2)
Lloyd J. Eisenman	76	1985	2017	(2)

DIRECTORS CONTINUING IN OFFICE

Stephen E. Oliver	68	2001	2017
Laurence J. Hueth	53	2010	2017
Jennifer Zaccardo	64	2011	2017
David A. Blake	68	2005	2018
Norman J. Tonina, Jr.	52	2013	2018
Craig A. Curtis	55	2014	2018
____________

(1)	For years prior to 2015, includes service on the Board of Directors of First Federal.
(2)	Assuming reelection.

Information Regarding Nominees for Election.  Set forth below is the principal occupation and other business experience during at least the last five years of each nominee for director.

Cindy H. Finnie retired in 2011 from Allstate Insurance Company after 38 years of leadership experience.  Her range of responsibilities included property and casualty underwriting, sales management, business development, agency management, financial management and developing insurance agencies.  Ms. Finnie was also responsible for introducing and developing the financial services market in her area.  Ms. Finnie is the co-owner and President of Rainshadow Properties, Inc., a boutique hotel and property management company that she co-founded in 1995.  Ms. Finnie is also a director and past president of the Centrum Foundation, past Chair of the Washington State Arts Commission, past Chair of the Fort Worden Public Development Authority, a former director of the Jefferson County Community Foundation and a member of the City of Port Townsend Lodging Tax Advisory Committee and director of the Fort Worden Foundation.

David T. Flodstrom, P.E., is retired after a 36-year career in municipal management and industrial relations.  During his career, he served as the City Engineer for Port Angeles for 5 years, the Port Angeles City Manager for 10 years and worked in industrial relations and human resources for private industries for 15 years.  Mr. Flodstrom’s career has provided him with expertise in management, human resources and governance.  Mr. Flodstrom is a past Commissioner of the Peninsula Housing Authority, past president of Nor’ Western Rotary Club, former board member of the Olympic Medical Foundation and the Washington Business Association, and has spent over 30 years as a coach and umpire for youth baseball clubs.

Dana D. Behar has been the owner of Discovery Bay Investments, LLC, Seattle, Washington, a private equity investment firm focusing on agricultural land and real estate since September 2015.  Prior to that, he worked at HAL Real Estate Investments Inc., a private equity real estate investment entity based in Seattle, Washington, for 23 years and most recently served as President and Chief Executive Officer from 2005 until September 2015.  He recently served as director of HAL Real Estate Investments Inc. from 2005 to 2016.  Mr. Behar previously worked in brand management at Procter & Gamble, served as Director of Marketing for the retail chain, Egghead Software, and was a management consultant with the Wharton Small Business Development Center.  Mr. Behar has a Bachelor of Arts in business with a concentration in finance from the University of Washington and a Master of Business Administration with a concentration in finance from the Wharton School of the University of Pennsylvania.

Lloyd J. Eisenman is retired after a 39-year career in accounting and finance.  Prior to his retirement, he served as the Chief Financial Officer of First Federal from 1998 until 2005, and had been employed by First Federal since 1973.  Mr. Eisenman began his career as a Certified Public Accountant, working in public accounting for seven years and he possesses an active CPA license with the Tennessee State Board of Accountancy.  He is also a member of the American Institute of Certified Public Accountants.  His career has given him a wealth of expertise, particularly in the areas of risk management and financial reporting.  Mr. Eisenman is a past president of the Kiwanis Club of Port Angeles and also served as a Lt. Governor of the Pacific Northwest District of Kiwanis International.  He is currently a board member of the Olympic Peninsula Chapter of The American Red Cross.  He is a past director of the Feiro Marine Life Center and is a member of the Chamber of Commerce of Port Angeles.  Mr. Eisenman also serves as a director of Lumber Traders, Inc. and its affiliated companies.

Stephen E. Oliver has served as Chairman of the Board since January 2015.  Mr. Oliver is a retired attorney with over 35 years of experience in the areas of banking, real estate development, environmental and municipal law.  From 2010 until his retirement in December 2014, he owned the legal consulting firm, S.E. Oliver, Inc.  Prior to starting his consulting firm, Mr. Oliver was a stockholder in the Platt Irwin Law Firm (which serves as general counsel to First Federal), beginning his affiliation in 1978 and serving as President from 1991 through 2009.  Mr. Oliver is President of the Board of Directors of the Northwest Maritime Center, Port Townsend, Washington, and a member and past president of the Board of Directors of the Olympic Medical Center Foundation, Port Angeles, Washington.  Much of Mr. Oliver’s professional activity was devoted to assessing risk in banking and real estate development transactions, as well as general litigation risk.  He has served on bank boards continuously since 2001 and in that capacity, has chaired both audit and loan committees for extended periods.

Laurence J. Hueth was elected President and Chief Executive Officer on March 26, 2013, and has been a director since 2010.  Mr. Hueth joined First Federal in 2008 and was promoted to Senior Vice President, Chief Financial Officer in March 2009.  He assumed responsibility for operational and risk areas, serving as Chief Operating Officer from 2011 to 2012.  Mr. Hueth has over 30 years of progressive responsibility in finance and risk management areas within the banking industry.  Prior to joining First Federal, Mr. Hueth was employed for 15 years at PFF Bank & Trust located in Pomona, California where he held positions in finance, treasury and risk management, including serving as Vice President, Operational Risk Manager and Bank Treasurer from 2005 until November 2008. Mr. Hueth is active with numerous charitable and civic organizations in Clallam and Jefferson counties.

Jennifer Zaccardo is Treasurer and Tax Partner of Baker, Overby & Moore Inc., P.S, a public accounting firm with which she has been affiliated since 1983.  She is a Certified Public Accountant with particular expertise in the timber industry and small business financial reporting and taxation, and is a member of the Washington Society of Certified Public Accountants and the American Institute of Certified Public Accountants.  Ms. Zaccardo is a past president and treasurer of the Peninsula College Foundation Board of Governors and served on the Quillayute Valley School Board of Directors for 10 years.

David A. Blake is the Chief Operations Officer of Blake Sand and Gravel, a producer of washed sand and aggregate and crushed rock.  He joined the family business in 1969 and served as President and Chief Executive Officer from 1980 until 2010.  Mr. Blake is a member of the Board of Directors of the Albert Haller Foundation and served on the Sequim School District Board of Directors for 31 years.

Norman J. Tonina, Jr. has served as the Chairman of the Fort Worden Public Development Authority in Port Townsend, Washington since 2015.  Mr. Tonina is also an adjunct faculty member in Seattle Pacific University’s graduate program in Industrial and Organizational Psychology.  Mr. Tonina most recently worked at Grameen Foundation, a non-governmental organization focused on enabling the poor to create a world without poverty, where he served as an advisor to the Chief Executive Officer and Board of Directors (2012-16) and as its Chief Human Resources Officer (2010-12), focused on driving strategic alignment, organizational effectiveness, and human resource re-engineering initiatives.  He began his career at Digital Equipment Corporation in 1987 and joined Microsoft in 1993 as a finance manager for its Systems products, rising to become Senior Director of Finance for Microsoft’s Platforms and Applications business.  In 1999, he transitioned to Human Resources, where he directed major strategic global HR initiatives, spending the majority of his time focused on culture, leadership, and talent strategies.  Mr. Tonina earned his Bachelor of Arts degree in Business Administration from Northeastern University, a certificate in human resources from the University of Michigan, and a Master’s degree in Organizational Psychology from Antioch University.  Mr. Tonina continues to be actively involved in community organizations in both Seattle and Port Townsend, Washington.

Craig A. Curtis is a registered architect and Principal at The Miller Hull Partnership.  Mr. Curtis has been employed by Miller Hull since 1987 and served as a partner from 1994 until 2016.  In January 2016, he divested his ownership and is now working part time as principal designer for a five-year contract with the Department of State Overseas Embassies Program.  In 2004, Miller Hull was awarded the American Institute of Architects (AIA) National Firm Award, and in 2008, Mr. Curtis was elected to the AIA College of Fellows, a distinction awarded to approximately 4% of its members.  In 2016, Mr. Curtis joined Katerra, Inc., a real estate design, manufacturing and construction company, as President of Katerra Architecture, LLC.  Katerra’s vision is to make leading-edge buildings affordable and accessible to everyone in the world.  Mr. Curtis has degrees in Architecture and Construction Management from Washington State University and chairs the External Advisory Board for the WSU Center for Environmental Research, Education and Outreach (CEREO).  A resident of Kitsap County for 26 years, Mr. Curtis served on committees for the North Kitsap School District and Suquamish Community Advisory Council.

Director Qualifications and Experience

The following table identifies the experience, qualifications, attributes and skills that the Nominating Committee considered in making its decision to nominate directors to our Board.  The fact that a particular attribute was not considered does not mean that the director lacks such an attribute.

	Behar	Blake	Curtis	Eisenman	Finnie	Flodstrom	Hueth	Oliver	Tonina	Zaccardo
Experience, Qualification, Skill or Attribute
Professional standing in chosen field	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Expertise in financial services or related industry	✓			✓	✓		✓			✓
Audit committee financial expert				✓						✓
Civic and community involvement	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Other public company experience	✓						✓		✓
Leadership and team building skills	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Diversity by race, gender or culture					✓					✓
Specific skills/knowledge:
Finance	✓			✓	✓		✓			✓
Technology			✓				✓		✓	✓
Marketing	✓	✓	✓	✓	✓
Public affairs	✓	✓	✓	✓		✓
Human resources		✓			✓	✓			✓	✓
Governance	✓	✓		✓	✓	✓		✓	✓	✓

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of First Northwest and First Federal conduct their business through board and committee meetings.  During the fiscal year ended June 30, 2016, the Boards of Directors of First Northwest and the Bank each held 12 meetings.  No director of First Northwest or the Bank attended fewer than 75 percent of the total meetings of the boards and committees on which that person served during this period.

Committees and Committee Charters

The Board of Directors of First Northwest has standing Audit, Compensation, Nominating and Corporate Governance, and Executive committees.  The Board has adopted written charters for the Audit, Compensation, and Nominating and Corporate Governance committees, copies of which are available on our website at www.ourfirstfed.com.  All members of the Audit, Compensation, and Nominating and Corporate Governance committees are independent, in accordance with the requirements for companies listed on NASDAQ.

The Audit Committee consists of Directors Zaccardo (Chair), Blake, Eisenman, Oliver and Tonina.  This committee’s primary responsibilities are to: oversee the integrity of First Northwest’s financial reporting processes, financial statement audits and systems of internal controls regarding finance, accounting and legal compliance; oversee the independence and performance of First Northwest’s independent auditor and internal audit function; and provide an avenue of communication among the independent auditors, management and the Board of Directors.    In addition, the Board of Directors has determined that Ms. Zaccardo meets the definition of “audit committee financial expert,” as defined by the SEC.  The Audit Committee meets quarterly and on an as needed basis.  The committee met seven times during the year ended June 30, 2016.

The Compensation Committee consists of Directors Finnie (Chair), Flodstrom, Oliver and Tonina.  This committee meets semiannually and on an as needed basis, and provides general oversight regarding the personnel, compensation and benefits matters of First Northwest.  In furtherance of this purpose, the committee is responsible for setting the compensation of our Chief Executive Officer and reviewing his performance, reviewing the compensation of senior executives and recommending board member compensation.  The Compensation Committee met four times during the year ended June 30, 2016.

The Nominating and Corporate Governance Committee consists of Directors Blake (Chair), Curtis, Finnie, Oliver and Tonina.  This committee is responsible for assessing board and committee membership needs, succession planning, and implementing policies and processes regarding corporate governance matters.  The Nominating and Corporate Governance Committee meets semiannually and on an as needed basis, and met seven times during the year ended June 30, 2016.

The Executive Committee consists of Directors Oliver, Blake and Zaccardo.  This committee acts for the Board of Directors when formal board action is required between regular meetings.  The Executive Committee did not meet during the year ended June 30, 2016.

Leadership Structure

First Federal has separated the positions of Chairman and Chief Executive Officer.  The Chairman, who is an independent director, leads the board and presides at all board meetings, while the President and Chief Executive Officer runs the day-to-day business of First Northwest.  The board supports having an independent director in a board leadership position.  Having an independent chairman enables non-management directors to raise issues and concerns for board consideration without immediately involving management.  The Chairman also serves as a liaison between the board and senior management.

Board Involvement in Risk Management Process

As part of its overall responsibility to oversee the management, business and strategy of our company, one of the primary responsibilities of our Board of Directors is to oversee the amount and types of risk taken by management in executing the corporate strategy, and to monitor our risk experience against the policies and procedures set to control those risks.  The board’s risk oversight function is carried out through its approval of various policies and procedures, such as our lending and investment policies; and regular monitoring of risk such as interest rate risk exposure, liquidity and problem assets.  Some oversight functions are delegated to committees of the board, with such committees regularly reporting to the full board the results of their oversight activities.  For example, the Audit Committee is responsible for oversight of the independent auditors and meets directly with the auditors at various times during the course of the year.

Corporate Governance Policy

First Northwest Bancorp has adopted a corporate governance policy.  The policy covers the following matters:

•           the role of the board;
•           the composition, responsibilities and operation of the Board of Directors;
               •           the establishment and operation of board committees, including audit, nominating and corporate governance, and compensation committees;
•           succession planning;
•           convening executive sessions of independent directors;
•           the board’s interaction with management and third parties;
•           the evaluation of the performance of the Board of Directors and the Chief Executive Officer;
•           communications with shareholders, and annual meeting attendance; and
•           director orientation and continuing education.

Director Independence.  Our common stock is listed on the Nasdaq Global Market.  In accordance with NASDAQ requirements, at least a majority of our directors must be independent directors.  The board has determined that nine of our ten directors are independent, as defined by NASDAQ.  Directors Behar, Blake, Curtis, Eisenman, Finnie, Flodstrom, Oliver, Tonina, and Zaccardo are all independent.  Only Director Hueth, who is our President and Chief Executive Officer, is not independent.

Code of Ethics.  On April 26, 2016, the Board of Directors amended our Code of Ethics. The Code is applicable to each of our directors, officers and employees, and requires individuals to maintain the highest standards of professional conduct.  A copy of the Code of Ethics is available on our website at www.ourfirstfed.com.

Shareholder Communication with the Board of Directors.  The Board of Directors welcomes communication from shareholders.  Shareholders may send communications to the Board of Directors, First Northwest Bancorp, 105 W. Eighth Street, Port Angeles, Washington  98362.  Shareholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded appropriately.

Annual Meeting Attendance by Directors. First Northwest encourages, but does not require, its directors to attend the annual meeting of shareholders.  All directors attended last year’s annual meeting of shareholders.

Transactions with Related Persons.  First Federal has followed a policy of granting loans to executive officers and directors which fully complies with all applicable federal regulations.  Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable transactions with persons not related to First Federal prevailing at the time (unless made pursuant to the employee loan program described below), in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.  All loans to directors and executive officers and their related persons at June 30, 2016 were performing in accordance with their terms.

Employee Loan Program.  First Federal offers an employee loan program to all employees to assist employees with loans for a variety of personal, family or household credit needs, or for the purchase, construction or refinancing of a home which is the employee’s primary residence.  All loans offered to employees are closed on the same terms as those available to members of the general public except following closing, the terms of employee loans are modified to reflect a preferential interest rate.  Existing loans may be modified to conform to the terms of the employee loan program.  If an employee terminates employment at First Federal, the interest rate on the loan reverts to the original rate for the general public.  No director and executive officer had indebtedness and principal payable thereon pursuant to the employee loan program that exceeded $120,000 during the year ended June 30, 2016.

DIRECTORS’ COMPENSATION

The following table provides compensation information for each member of the Board of Directors of First Northwest during the year ended June 30, 2016, except for Mr. Hueth, our President and Chief Executive Officer, whose compensation is presented in the Summary Compensation Table in the section entitled “Executive Compensation” below.

Name	Fees earned or paid in cash ($)	Total ($)

Stephen E. Oliver	40,375	40,375
Dana D. Behar	17,925	17,925
David A. Blake	36,225	36,225
Craig A. Curtis	32,575	32,575
Lloyd J. Eisenman	29,975	29,975
Cindy H. Finnie	37,425	37,425
David T. Flodstrom	36,738	36,738
Norman J. Tonina, Jr.	33,388	33,388
Jennifer Zaccardo	34,875	34,875

The non-employee (outside) directors of First Northwest receive compensation for their service on the board.  In setting their compensation, the Board of Directors considers the significant amount of time and level of skill required for director service.  For 2016, outside directors received an annual retainer, as follows: Chairman, $36,300; Vice Chairman and Committee Chairs, $31,500; and all other directors, $28,500.  Directors do not receive a fee for attending board meetings.  Committee members received fees for committee meeting attendance of $325 per meeting for regular members and $425 per meeting for committee chairs, with the exception of the Audit Committee Chair, who receives $625 per meeting.  Fees for interim committee meetings called for a particular purpose and not to discuss regular agenda items were paid at half the committee meeting fee.

Deferred Compensation Plan.  In order to encourage the retention of qualified directors, we offer a deferred compensation plan whereby directors may defer all or a portion of their regular fees until a permitted distribution event occurs under the plan.  Each director may direct the investment of the deferred fees among investment options made available by First Federal.  We have established a grantor trust to hold the plan investments.  Grantor trust assets are considered part of our general assets, and the directors have the status of unsecured creditors of First Federal with respect to the trust assets.  The plan permits the payment of benefits upon a separation from service (on account of termination of service, pre-retirement death or disability), a change in control, an unforeseeable emergency or upon a date specified by the director, in an amount equal to the value of the director’s account balance (or the amount necessary to satisfy the unforeseeable emergency, in that case).  A director may elect, at the time he or she makes a deferral election, to receive the deferred amount and related earnings in a lump sum or in annual installments over a period not exceeding 15 years.  A director may subsequently elect to change when or how he or she receives his or her plan benefit, if certain required conditions are met.  At June 30, 2016, our estimated deferred compensation liability accrual with respect to non-employee directors under the deferred compensation plan was approximately $49,808.

COMPENSATION DISCUSSION AND ANALYSIS

General

This section provides an overview and analysis of First Federal’s compensation programs, the material compensation policy decisions it has made under those programs and the material factors considered in making those decisions.  Following this discussion is a series of tables that contain specific information about compensation paid or payable to the following individuals, who are First Federal’s “named executive officers:”

•	Laurence J. Hueth, President and Chief Executive Officer;
•	Regina M. Wood, Executive Vice President, Chief Financial Officer and Treasurer;

•	Jeffrey S. Davis, Executive Vice President and Chief Operating Officer;
•	Christopher A. Donohue, Executive Vice President and Chief Credit Officer; and
•	Kelly A. Liske, Executive Vice President and Chief Banking Officer.

Compensation Philosophy and Objectives.  In general, First Federal’s executive compensation policies are designed to establish an appropriate relationship between executive pay and First Federal’s performance.  The principles underlying the executive compensation policies include the following:

•	attract and retain key executives who are vital to First Federal’s long-term success;
•	provide levels of compensation competitive with First Federal’s peers and commensurate with its performance;
•	compensate executives in ways that inspire and motivate them; and
•	properly align risk-taking and compensation.

Role of the Compensation Committee.  The Compensation Committee is responsible for setting the policies and compensation levels for First Federal’s directors, officers and employees.  The Committee is responsible for evaluating the performance of the Chief Executive Officer and setting his compensation, while the Chief Executive Officer evaluates the performance of other senior officers and makes recommendations to the Committee regarding compensation levels.  The Chief Executive Officer is not involved in decisions regarding his own compensation.

Use of Compensation Consultants.  From time to time, the Compensation Committee engages outside advisors to assist the Committee with its responsibilities.  Since January 2014, the Committee has engaged Pearl Meyer & Partners, LLC (“PM&P”), an independent consulting firm, to serve as the independent consultant to the Committee regarding executive compensation matters.  PM&P is retained by, and reports directly to, the Committee, and provides no other services to First Northwest or First Federal.  Based on standards promulgated by the SEC and the NASDAQ to assess compensation advisor independence, as well as the analysis conducted by PM&P in its independence review, the Compensation Committee has concluded that PM&P is an independent and conflict-free advisor to the Compensation Committee.

In early 2015, the Compensation Committee engaged PM&P to conduct compensation benchmarking for executive management for 2016.  Included in the analysis was a review and revision of First Federal’s peer group to include 21 financial holding companies ranging in total assets from $400 million to $1.5 billion headquartered in the Western United States and Washington, as follows:

American River Bankshares	Oak Valley Bancorp
Anchor Bancorp	Pacific Continental Corporation
Bank of Commerce Holdings	Pacific Financial Corp.
Central Valley Community Bancorp	Pacific Mercantile Bancorp
Eagle Bancorp Montana, Inc.	Premier Valley Bank
First Financial Northwest, Inc.	Provident Financial Holdings, Inc.
First Northern Community Bancorp	Riverview Bancorp, Inc.
FNB Bancorp	Sound Financial Bancorp, Inc.
FS Bancorp, Inc.	Timberland Bancorp, Inc.
Idaho Independent Bank	United Security Bancshares
Northrim BanCorp, Inc.

The benchmarking analysis determined that the base salaries for Mr. Hueth, Ms. Wood and Mr. Davis each fell below the 25th percentile when compared to their peers’ salaries.  Accordingly, the Board of Directors voted to increase the base salary of Mr. Hueth by 10%, Ms. Wood by 12.6% and Mr. Davis by 18.8% in order to maintain equity with our peers in the market.  The increases were effective in February 2016.

Compensation Program Elements.  The Compensation Committee focuses primarily on the following components in forming the total compensation package for First Federal’s named executive officers:

Pay element	What it rewards	Purpose

Base salary	Core competency in the executive’s role relative to skills, experience and contributions to First Northwest and First Federal	Provide fixed compensation to attract and retain qualified individuals

Short-term incentive	Contributions toward achieving corporate earnings, growth and risk management objectives	Provide annual performance-based cash incentive compensation

Long-term incentive	Contributions toward increasing long-term shareholder value	Promote long-term growth and profitability

Base Salary.  The Chief Executive Officer makes initial base salary recommendations for employees to the Compensation Committee based upon his assessment of individual performance and salary history, as well as compensation surveys conducted both internally and by PM&P.  The Compensation Committee makes compensation decisions for the Chief Executive Officer based upon corporate and individual performance and information by the analyses and advice from its independent compensation consultant.  Mr. Hueth does not participate in discussions of his own compensation.  We provide the opportunity for our named executive officers and other executives to earn a competitive base salary.  We do so in order to attract and retain key executives who are vital to First Federal’s success.  The Compensation Committee takes a number of factors into account when setting the base salaries of the named executive officers.  These factors include the officer’s level of experience, the responsibilities assigned to the officer and the officer’s performance during the previous year.  In February 2016, Mr. Donohue and Ms. Liske both received salary increases of 3% in recognition of their superior performance during 2015.

Short-term Incentive Compensation.  We believe that the opportunity for performance-based pay for officers is significant factor in aligning the interests of the officers with those of shareholders.  After having suspended incentive compensation for the named executive officers for the past several years due to the state of the economy and First Federal’s performance, the Compensation Committee reinstated incentive compensation for the 2016 fiscal year.  With input and recommendations by the Chief Executive Officer, the Cash Incentive Plan is authorized by Board of Directors and administered by the Compensation Committee, to ensure proper alignment with First Federal’s business objectives.

Each named executive officer has a set of predefined goals which consist of corporate performance goals and may also include personal goals outlined in the officer’s individual participation agreement.  Each participant is assigned a target award level and range that defines their incentive opportunity.  Each executive’s actual incentive compensation will be determined on whether the executive exceeds “threshold,” “target” and “stretch” performance levels.  Actual awards will be allocated based on specific performance goals defined for each participant and will range from 0% to 150% of their target incentive opportunity.  Each participant’s payout is calculated on eligible earnings, as defined in Cash Incentive Plan, and will be made in a cash lump sum.

On August 25, 2015, the Compensation Committee selected the participants under the Cash Incentive Plan, which include the Chief Executive Officer, all Executive and Senior Vice Presidents and selected Vice Presidents, and established performance goals for all participants.  The annual incentive opportunities for the named executive officers, expressed as a percentage of annualized base salary at June 30, 2016, were as follows:

Executive	Below threshold	Threshold (50%)	Target (100%)	Stretch (150%)

Laurence J. Hueth	0%	15.00%	30.00%	45.00%
Other named executive officers	0%	12.50%	25.00%	37.50%

For 2016, the named executive officers’ goals consisted entirely of corporate goals.  The Compensation Committee approved the following corporate performance measures for the named executive officers:

Performance measure		Threshold	Target	Stretch

Return on average assets (ROAA)(1)	Range	N/A	100%	115%
	Plan	N/A	0.39%	0.45%

Loan growth (2)	Range	80%	100%	120%
	Plan	7.04%	8.80%	10.56%

Deposit growth (3)	Range	80%	100%	120%
	Plan	3.12%	3.90%	4.68%

Non-performing assets (NPAs)/assets (4)	Range	110%	100%	90%
	Plan	0.80%	0.73%	0.66%

Operating expenses/average assets (5)	Range	110%	100%	90%
	Plan	2.99%	2.72%	2.45%

____________
(1)	Net income for the year ended June 30, 2016 divided by annual average total assets.
(2)	Net loans at June 30, 2016 less net loans at Jun 30, 2015, divided by net loans at June 30, 2015.
(3)	Total deposits at June 30, 2016 less total deposits at June 30, 2015, divided by total deposits at June 30, 2015.
(4)	Nonperforming assets (excluding restructured loans and impaired securities) as of June 30, 2016, divided by total assets at June 30, 2016.
(5)	Total noninterest expense divided by annual average total assets.

These corporate performance measures are based upon the consolidated performance of First Northwest.  Failure to reach target performance of return on average assets will result in no payment under the Cash Incentive Plan.

For the 2016 plan year, the corporate performance weightings applicable to the named executive officers were as follows:

Executive	ROAA	Loan growth	Deposit growth	NPAs/Assets	Operating expenses/ Assets

Laurence J. Hueth	25%	20%	20%	15%	20%
Regina M. Wood	25%	20%	20%	15%	20%
Jeffrey S. Davis	25%	20%	20%	15%	20%
Christopher A. Donohue	25%	20%	10%	30%	15%
Kelly A. Liske	25%	25%	25%	10%	15%

The following table summarizes First Northwest’s performance and resulting payouts associated with the corporate goals for 2016:

Performance measure	Performance achieved	Payout as a percentage of target

ROAA	0.41%	117.0%
Loan growth	27.20%	150.0%
Deposit growth	11.76%	150.0%
NPAs/assets	0.34%	150.0%
Operating expenses/average assets	2.88%	50.0%

Long-term Incentive Compensation.  The purpose of the First Northwest Bancorp 2015 Equity Incentive Plan is to promote the long-term growth and profitability of First Northwest, to provide plan participants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide plan participants with incentives that are closely linked to the interests of all shareholders of First Northwest.  The

Plan was approved by shareholders in 2015 and allows for the grant of stock options and restricted stock awards to eligible participants.  Although we have not identified the amount or the individuals that will receive awards, we expect that the proposed equity incentive plan will play a significant role in our future compensation considerations, particularly for our named executive officers.

Retirement Benefits.  We currently offer a qualified, tax-exempt savings plan to eligible employees with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”).  Participants are permitted to make pre-tax contributions to the 401(k) Plan of up to 20% of their annual salary and commissions up to $50,000, up to a maximum of $18,000 in 2016.  In addition, participants who have attained age 50 may defer an additional $6,000 annually as a 401(k) “catch-up” contribution.  First Federal matches 50% of the first six percent of participants’ contributions to the 401(k) Plan, including catch-up contributions.  All participant 401(k) contributions, rollovers and earnings are fully and immediately vested.  Matching contributions and related earnings vest at a rate of 25% after one year of employment, 50% after two years of employment, 75% after three years of employment and 100% after four years of employment.

We also offer a deferred compensation plan whereby certain officers may defer all or a portion of their annual salary until a permitted distribution event occurs under the plan.  Officers who participate may direct the investment of the deferred salary among investment options made available by First Federal.  The plan is described in further detail below, under “Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans.”

In connection with the conversion of First Federal from the mutual to the stock form of organization, we established an employee stock ownership plan.  This plan provides eligible employees a beneficial interest in First Northwest Bancorp and an additional retirement benefit in the form of First Northwest Bancorp common stock.  Participants will have a nonforfeitable interest in their individual account based on a vesting schedule of 25% after one year of employment, 50% after two years of employment, 75% after three years of employment and 100% after four years of employment.

Health and Welfare Benefits.  We offer a range of benefits, in which all employees generally may participate, including medical and dental insurance coverage, vision care coverage, group life insurance coverage and long-term disability insurance coverage.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis above with management.  Based on that review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report is provided by the following directors, who are the members of the Compensation Committee:

Compensation Committee:

Cindy H. Finnie (Chair)
David T. Flodstrom
Stephen E. Oliver
Norman J. Tonina, Jr.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the compensation for the fiscal years ended June 30, 2016, 2015 and 2014, of our named executive officers: (1) Laurence J. Hueth, our President and Chief Executive Officer; (2) Regina M. Wood, our Chief Financial Officer; and (3) our next three most highly compensated executive officers, who are Jeffrey S. Davis, Christopher A. Donohue and Kelly A. Liske.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)

Laurence J. Hueth	2016	260,785	--	101,649	40,295	402,729
President and Chief	2015	230,154	25,000	--	46,684	301,838
Executive Officer	2014	206,154	--	--	4,524	210,768

Regina M. Wood	2016	164,252	--	54,179	9,886	228,317
Executive Vice President,	2015	143,852	11,000	--	9,315	164,167
Chief Financial Officer	2014	128,846	--	--	4,120	132,966
and Treasurer

Jeffrey S. Davis (3)	2016	133,731	--	45,657	2,147	181,535
Executive Vice President	2015	92,231	9,000	--	103	101,334
and Chief Operating Officer

Christopher A. Donohue	2016	170,833	--	55,246	10,614	236,693
Executive Vice President	2015	164,756	9,000	--	10,496	184,252
and Chief Credit Officer	2014	157,385	--	--	1,062	158,446

Kelly A. Liske	2016	165,602	--	51,615	15,975	233,192
Executive Vice President	2015	143,852	9,000	--	11,065	163,917
and Chief Banking Officer	2014	128,858	--	--	3,999	132,859

____________
(1)
Reflects amounts earned under the Cash Incentive Plan. The material terms of the Cash Incentive Plan for 2016 are described in the Compensation Discussion and Analysis under “Short-term Incentive Compensation.”

(2)
Consists of 401(k) matching contribution, ESOP contribution and payment of life insurance premiums. For Mr. Hueth, also includes a contribution to his deferred compensation plan account of $25,933. For Ms. Liske, also includes payment of auto allowance.

(3) Mr. Davis was hired in September 2014.

Employment Agreements for Named Executive Officers.  On July 28, 2015, we entered into amended three-year employment agreements with Mr. Hueth, Ms. Wood, Mr. Donohue and Ms. Liske, and a new employment agreement with Mr. Davis.  Under the employment agreements, the base salary levels for Mr. Hueth, Ms. Wood, Mr. Davis, Mr. Donohue and Ms. Liske are $278,300, $178,000, $150,000, $174,348, and $162,886, respectively, which amounts will be paid by First Northwest and First Federal and may be increased at the discretion of the Board of Directors or an authorized committee of the board.  On each anniversary of the initial date of the employment agreements, the term of the agreements will be extended for an additional year upon review and approval by the board or an authorized committee, unless notice is given by First Northwest or First Federal to the executive, or by the executive to First Northwest or First Federal, at least 90 days prior to the anniversary date.

The agreements provide that the executives may participate, to the same extent as executive officers of First Northwest and First Federal generally, in all plans of First Northwest and First Federal relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof.  In addition, the executives are entitled to participate in any other fringe benefit plans or perquisites which are generally available to executive officers of First Northwest Bancorp or First Federal, including supplemental retirement, deferred compensation programs, supplemental medical or life insurance plans, company cars, club dues, physical examinations, financial planning and tax preparation services.  The executives also will receive an annual paid vacation, and voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the board or an authorized committee of the board may determine.  The agreements also provide that compensation may be paid in the event of disability, death, involuntary termination (including a voluntary termination for good reason) or a change in control, as described below under “Potential Payments Upon Termination or Change in Control.”

Grants of Plan-based Awards

The following table shows information regarding grants of plan-based awards made to our named executive officers for the year ended June 30, 2016.

	Estimated possible payouts under non-equity incentive plan awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)

Laurence J. Hueth	52,182	83,491	125,235
Regina M. Wood	27,813	44,500	66,751
Jeffrey S. Davis	23,438	37,500	56,251
Christopher A. Donohue	27,242	43,587	65,380
Kelly A. Liske	25,450	40,720	61,083

____________
(1)
Represents the potential range of awards payable under our Cash Incentive Plan. The performance goals and measurements associated with this plan that generate the awards set forth above are provided in the “Short-term Incentive Compensation” section beginning on page 15.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The following table provides information regarding each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified for the year ended June 30, 2016.

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at FYE ($)

Laurence J. Hueth	17,600	--	1,241	--	58,892
Regina M. Wood	--	--	--	--	--
Jeffrey S. Davis	--	--	--	--	--
Christopher A. Donohue	--	--	--	--	--
Kelly A. Liske	--	--	--	--	--

In order to encourage the retention of qualified officers, we offer a deferred compensation plan whereby certain officers may defer all or a portion of their annual salary until a permitted distribution event occurs under the plan.  Each officer may direct the investment of the deferred salary among investment options made available by First Federal.  We have established a grantor trust to hold the plan investments.  Grantor trust assets are considered part of our general assets, and the officers have the status of unsecured creditors of First Federal with respect to the trust assets.  The plan permits the payment of benefits upon a separation from service (whether on account of termination of employment, pre-retirement death, disability), a change in control, an unforeseeable emergency or upon a date specified by the officer, in an amount equal to the value of the officer's account balance (or the amount necessary to satisfy the unforeseeable emergency, in that case).  An officer may elect, at the time of the deferral election, to receive the deferred amount and related earnings in a lump sum or in annual installments over a period not exceeding 15 years.  An officer may subsequently elect to change when or how he or she receives his or her plan benefit, if certain required conditions are met.  Currently, Mr. Hueth is the only named executive officer who participates in this plan.  In 2014, the Board of Directors voted to begin making an annual contribution to Mr. Hueth’s deferred compensation plan account in an amount equal to ten percent of his base salary.

Potential Payments Upon Termination or Change in Control

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination and death.  These agreements are discussed in further detail following the table below.

The following table shows, as of June 30, 2016, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

Name	Without cause by employer or for good reason by employee ($)	Change in control ($)	Early retirement ($)	Normal retirement ($)	Disability ($)	Death ($)

Laurence J. Hueth
Employment Agreement	289,646	776,671	--	--	57,929	--
Deferred Compensation Plan	58,892	58,892	58,892	58,892	58,892	58,892

Regina M. Wood
Employment Agreement	188,896	366,896	--	--	37,779	--

Jeffrey S. Davis
Employment Agreement	161,346	311,346	--	--	32,269	--

Christopher A. Donahue
Employment Agreement	185,694	360,042	--	--	37,139	--

Kelly A. Liske
Employment Agreement	175,798	338,684	--	--	35,159	--

Employment Agreements.  We have entered into three-year employment agreements with each of the named executive officers.  These agreements provide for potential payments upon an executive’s involuntary termination in certain situations, or upon death or disability.  The agreements may be terminated by the Board of Directors at any time.  If an executive’s employment is terminated other than for cause, without the executive’s consent or by the executive for good reason, then for one year after the date of termination First Northwest and First Federal would be required to pay the executive’s salary at the rate in effect immediately prior to the date of termination and the pro rata portion of any incentive award or bonus, the amount of which will be determined by First Federal’s Board of Directors in its sole discretion, and continue the executive’s and the executive’s dependents’ coverage under First Northwest’s and First Federal’s health, life and disability programs.  “Good reason” generally means any of the following, unless consented to in writing by the executive: (1) a requirement that the executive be based at any place other than Port Angeles, Washington, or within a radius of 35 miles from the location of First Federal’s administrative offices; (2) a material demotion; (3) a material reduction in the number or seniority of personnel reporting to the executive; (4) a 20 percent or more reduction in the executive’s base salary other than as part of an overall reduction in the salaries of senior management personnel; (5) a material permanent increase in the required hours of work or workload; or (6) the failure of the First Federal Board of Directors to elect the executive to the position(s) specified in the executive’s employment agreement.

The employment agreements also provide for severance payments and other benefits if an executive is involuntarily terminated not for cause (or terminates his or her employment for “good reason,” as defined above) during the period that begins six months prior to the effective time of a change in control and ends on the second anniversary of the effective time of the change in control.  The agreements define the term “change in control” as having occurred when, among other things: (1) an offeror other than First Northwest purchases shares of stock of First Northwest or First Federal pursuant to a tender or exchange offer for the shares; (2) certain events occur as specified by federal regulations in connection with a change in control of First Northwest or First Federal; (3) any person, as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act, is or becomes the beneficial owner of securities of First Northwest or First Federal representing 25% or more of the combined voting power of First Northwest’s or First Federal’s outstanding securities; (4) a majority of the membership of the Board of Directors of First Northwest or First Federal changes as the result of a contested election; or (5) upon the consummation of a plan of reorganization, merger, acquisition, consolidation, sale of all or substantially all of the assets of First Northwest or a similar transaction in which First Northwest is not the resulting entity.

In the event of a termination in connection with a change in control, the employment agreements provide that First Northwest and First Federal jointly shall: (1) pay to the executive in a lump sum within 25 business days after the date of termination an amount equal to a multiple of the average of executive’s five prior years’ annual salary (the multiple being 2.75 for Mr. Hueth and 2 for each of the other named executive officers); and (2) continue the executive’s and the executive’s dependents’ coverage under First Northwest’s and First Federal’s health, life and disability programs for one year after the executive’s termination of employment.  Section 280G of the Internal Revenue Code provides that if payments made in connection with a change in control equal or exceed three times the individual’s base amount, then a portion of those payments are deemed to be “excess parachute payments.”  An executive’s “base amount” is generally the average of the executive’s taxable compensation for the last five years preceding the year in which a change in control occurs.  Individuals are subject to a 20% excise tax on the amount of such excess parachute payments, and First Northwest and First Federal would not be entitled to deduct the amount of such excess parachute payments.  The employment agreements provide that severance and other payments that are subject to a change in control will be reduced to the extent necessary to ensure that no amounts payable to the executives will be considered excess parachute payments.

If an executive becomes entitled to benefits under the terms of First Northwest’s or First Federal’s then-current disability plan, if any, or becomes otherwise unable to fulfill the duties required under the employment agreement, the executive shall be entitled to receive such group and other disability benefits as are then provided for executive employees.  In the event of an executive’s disability, the employment agreements will not be suspended, except that the obligation to pay the executive’s salary will be reduced in accordance with the amount of any disability income benefits received such that, on an after-tax basis, the executive realizes from the sum of disability income benefits and salary the same amount as the executive would realize on an after-tax basis from the executive’s salary if the executive had not become disabled.  Upon a resolution adopted by a majority of the disinterested members of the Board of Directors or an authorized committee, First Northwest and First Federal may discontinue payment of an executive’s salary beginning six months after a determination that the executive become entitled to benefits under the disability plan or is otherwise unable to fulfill his or her duties under the employment agreement.

In the event of an executive’s death while employed under an employment agreement and prior to any termination of employment, First Northwest and First Federal will pay to the executive’s estate, or such person as the executive may have previously designated, the salary which was not previously paid and which the executive would have earned if he or she had continued to be employed under the agreement through the last day of the month in which the executive died, together with the benefits provided under the employment agreement through that date.

Deferred Compensation Plan.  First Federal offers a deferred compensation plan whereby certain officers may defer all or a portion of their annual salary until a permitted distribution event occurs under the plan.  Currently, Mr. Hueth is the only named executive officer who participates in this plan.  Payment will be made to Mr. Hueth of the then value of his account (adjusted for gains and losses) upon his separation from service from First Federal or at a later date selected by Mr. Hueth, in a cash lump sum.  Payment is made from the general assets of First Federal, subject to claims of creditors in the event of First Federal’s bankruptcy or insolvency.

Compensation and Awards Committee Interlocks and Insider Participation

The members of the Compensation Committee are Cindy H. Finnie (Chair), David T. Flodstrom, Stephen E. Oliver and Norman J. Tonina, Jr.  No members of the Compensation Committee were officers or employees of First Northwest or any of its subsidiaries during the year ended June 30, 2016.  No member of the committee is a former officer of First Northwest or any of its subsidiaries, or had any relationships otherwise requiring disclosure.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to periodically include in our annual meeting proxy statement and present at the annual meeting of shareholders a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of First Northwest’s executives as disclosed in the proxy statement.  At last year’s annual meeting of shareholders, we were also required under the Dodd-Frank Act to include non-binding shareholder resolution regarding the frequency of future votes on executive compensation.  The Board of Directors recommended that shareholders vote in favor of holding an annual say-on-pay vote.  Shareholders voted strongly in favor of holding an annual vote and the Board of Directors determined to hold an annual shareholder advisory vote to approve the compensation of our named executive officers, beginning with this year’s annual meeting of shareholders, and continuing until such time that the frequency vote is next presented to shareholders or until the Board determines that a different frequency is in the best interest of First Northwest and its shareholders.  The proposal will be presented at this year’s annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of First Northwest Bancorp’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in First Northwest’s Proxy Statement for the 2016 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It will also not affect any compensation paid or awarded to any executive.  The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of First Northwest and First Federal, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders.  Our Board of Directors believes that our compensation policies and procedures achieve these objectives.

The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee of the First Northwest Board of Directors reports as follows with respect to First Northwest’s audited financial statements for the fiscal year ended June 30, 2016:

•	the Audit Committee has completed its review and discussion of the 2016 audited financial statements with management;

•	the Audit Committee has discussed with the independent auditor, Moss Adams LLP, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended;

•
the Audit Committee has received written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence; and

•
the Audit Committee has, based on its review and discussions with management of the 2016 audited financial statements and discussions with the independent auditor, recommended to the Board of Directors that First Northwest’s audited financial statements for the year ended June 30, 2016, be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:

Jennifer Zaccardo (Chair)
David A. Blake
Lloyd J. Eisenman
Stephen E. Oliver
Norman J. Tonina, Jr.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed Moss Adams LLP as First Northwest’s independent auditor for the year ending June 30, 2017.  You are asked to ratify the appointment of Moss Adams LLP at the annual meeting.  Although shareholder ratification of the appointment of Moss Adams LLP is not required by our bylaws or otherwise, our Board of Directors is submitting this appointment to shareholders for their ratification at the annual meeting as a matter of good corporate practice.  If the appointment of Moss Adams LLP is not ratified by our shareholders, the Audit Committee may appoint another independent auditor or it may decide to maintain its appointment of Moss Adams LLP.  Even if the appointment of Moss Adams LLP is ratified by the shareholders at the annual meeting, the Audit Committee, in its discretion, may select a different independent auditor at any time during the year.  Moss Adams LLP served as our independent auditor for the year ended June 30, 2016, and a representative of the firm is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

The Board of Directors unanimously recommends that you vote FOR ratification of the appointment of Moss Adams LLP as our independent auditor.

The following table sets forth the aggregate fees billed to First Northwest and First Federal for professional services rendered by Moss Adams LLP for the fiscal years ended June 30, 2016 and 2015.

	Year Ended June 30,
	2016	2015

Audit Fees	$320,300	$211,000
Audit-Related Fees	41,500	218,000
Tax Fees	26,270	24,000
All Other Fees	--	--

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditor and the estimated fees for these services in connection with its annual review of its charter.  In considering non-audit services, the Audit Committee will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor.  All of the services provided by Moss Adams LLP in the year ended June 30, 2016, were approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of First Northwest’s common stock to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC.  Directors, executive officers and greater than 10 percent shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.  The SEC has established filing deadlines for these reports and we are required to disclose in this Proxy Statement any late filings or failures to file.  Based solely on our review of the copies of such forms we have received and written representations provided to us by the above referenced persons, we believe that, during the fiscal year ended June 30, 2016, all filing requirements applicable to our reporting officers, directors and greater than 10 percent shareholders were properly and timely complied with, with the exception of inadvertent late filings by Director Behar on Form 3 (reporting initial ownership) and on Form 4 (reporting an additional purchase of shares).

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at next year’s annual meeting of shareholders must be received at the executive office at 105 W. Eighth Street, Port Angeles, Washington 98362, no later than May 19, 2017, in order to be eligible for inclusion in our printed proxy materials.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws.

Our Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 90 nor more than 120 days prior to the date of the meeting; provided that if less than 100 days’ notice of the meeting is given to shareholders, such written notice must be delivered not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders.  As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person’s name, age, business address and number of shares of common stock held, a written consent to being named in the Proxy Statement as a nominee and to serving as a director, if elected, and certain other information regarding the shareholder giving such notice.  The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address and number of shares of common stock held, a brief discussion of the business to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any interest of the shareholder in the proposal.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this Proxy Statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies, and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First Northwest’s common stock.  In addition to solicitations via the Internet and by mail, our directors, officers and regular employees may solicit proxies personally or electronically or by telephone without additional compensation.

Our Annual Report to Shareholders, including the Annual Report on Form 10-K, has been mailed to all shareholders of record as of the close of business on the voting record date.  Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary, First Northwest Bancorp, 105 W. Eighth Street, Port Angeles, Washington 98362.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

BY ORDER OF THE BOARD OF DIRECTORS

/s/JOYCE RUIZ

JOYCE RUIZ
CORPORATE SECRETARY AND SENIOR VICE PRESIDENT

Port Angeles, Washington
September 16, 2016

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Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION
Using a black ink pen, mark your [X] votes with an X as shown in this example. Please do not write outside the designated areas.
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on November 8, 2016.
   Vote by Internet
                                                               • Go to www.investorvote.com/FNWB
                                                               • Or scan the QR code with your smartphone
                                                               • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
                                                 • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For a one-year term:	01 - Lloyd J. Eisenman
	For a three-year term:	02 - Dana D. Behar	03 - Cindy H. Finnie	04 - David T. Flodstrom

☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the Proxy Statement	☐	☐	☐	3. Ratification of the appointment of Moss Adams LLP as the independent auditor for the year ending June 30, 2017	☐	☐	☐

4. In their discretion, upon such other matters as may properly come before the meeting.

B Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance [ ]
Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name(s) appear on this proxy card. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

2016 Annual Meeting Admission Ticket

2016 Annual Meeting of
First Northwest Bancorp Shareholders
Tuesday, November 8, 2016, 10:00 a.m., Pacific Time
Red Lion Hotel Olympic Room
221 N. Lincoln Street, Port Angeles, Washington

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Revocable Proxy – First Northwest Bancorp

Notice of 2016 Annual Meeting of Shareholders

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 8, 2016
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of First Northwest Bancorp (“First Northwest”) with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of First Northwest common stock that the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the Red Lion Hotel Olympic Room, located at 221 N. Lincoln Street, Port Angeles, Washington, on Tuesday, November 8, 2016, at 10:00 a.m., Pacific Time, and at any and all adjournments thereof, as indicated.

The undersigned acknowledges receipt from First Northwest prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated September 16, 2016 and the 2016 Annual Report to Shareholders.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR all the nominees listed and FOR proposals 2 and 3. If any other business is presented at the annual meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the annual meeting.

Should the undersigned be present and elect to vote at the annual meeting or any adjournment thereof, and after notification to the Secretary of First Northwest at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

.

.IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	[X]

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For a one-year term:	01 - Lloyd J. Eisenman
	For a three-year term:	02 - Dana D. Behar	03 - Cindy H. Finnie	04 - David T. Flodstrom

☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the Proxy Statement	☐	☐	☐	3. Ratification of the appointment of Moss Adams LLP as the independent auditor for the year ending June 30, 2017	☐	☐	☐

4. In their discretion, upon such other matters as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name(s) appear on this proxy card. When signing as attorney, executor, administrator, corporate officer, trustee, guardian  or  custodian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Revocable Proxy – First Northwest Bancorp

Notice of 2016 Annual Meeting of Shareholders

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 8, 2016
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of First Northwest Bancorp (“First Northwest”) with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of First Northwest common stock that the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the Red Lion Hotel Olympic Room, located at 221 N. Lincoln Street, Port Angeles, Washington, on Tuesday, November 8, 2016, at 10:00 a.m., Pacific Time, and at any and all adjournments thereof, as indicated.

The undersigned acknowledges receipt from First Northwest prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated September 16, 2016 and the 2016 Annual Report to Shareholders.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR all the nominees listed and FOR proposals 2 and 3. If any other business is presented at the annual meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the annual meeting.

Should the undersigned be present and elect to vote at the annual meeting or any adjournment thereof, and after notification to the Secretary of First Northwest at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

.
Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes [X] with an X as shown in this example. Please do not write outside the designated areas.
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 p.m., Pacific Time, on November 3, 2016.
Vote by Internet
                  • Go to www.investorvote.com/FNWB
                  • Or scan the QR code with your smartphone
                  • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the
USA, US territories & Canada on a touch tone
telephone
• Follow the instructions provided by the recorded message

VOTE AUTHORIZATION FORM

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For a one-year term:	01 - Lloyd J. Eisenman
	For a three-year term:	02 - Dana D. Behar	03 - Cindy H. Finnie	04 - David T. Flodstrom

☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the Proxy Statement	☐	☐	☐	3. Ratification of the appointment of Moss Adams LLP as the independent auditor for the year ending June 30, 2017	☐	☐	☐

4. In their discretion, upon such other matters as may properly come before the meeting.

B Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signature — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name(s) appear on this proxy card. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give your full title.  If shares are held jointly, each holder should sign.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

.
2016 Annual Meeting Admission Ticket

2016 Annual Meeting of
First Northwest Bancorp Shareholders
Tuesday, November 8, 2016, 10:00 a.m., Pacific Time
Red Lion Hotel Olympic Room
221 N. Lincoln Street, Port Angeles, Washington

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

VOTE AUTHORIZATION FORM – FIRST NORTHWEST BANCORP

   EMPLOYEE STOCK OWNERSHIP PLAN

FIRST NORTHWEST BANCORP
ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 8, 2016

The undersigned, being a participant in the First Northwest Bancorp Employee Stock Ownership Plan, does hereby instruct the Trustee thereof to vote with respect to all shares allocated to the undersigned in the Plan as of August 31, 2016, at the annual meeting of shareholders to be held at the Red Lion Hotel Olympic Room, located at 221 N. Lincoln Street, Port Angeles, Washington, on Tuesday, November 8, 2016, at 10:00 a.m., Pacific Time, and at any and all adjournments and postponements thereof.

The Board of Directors recommends you vote FOR the election of each of the nominees listed and FOR Proposals 2 and 3.

The undersigned hereby acknowledges receipt of First Northwest Bancorp’s Notice of Annual Meeting of Shareholders, a Proxy Statement dated September 16, 2016 and the 2016 Annual Report to Shareholders.

We will follow your voting instructions, however, if no instructions are specified, these shares will be voted by the Trustee in the same proportion as shares for which the Trustee has received voting instructions.

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes [X] with an X as shown in this example. Please do not write outside the designated areas.
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 p.m., Pacific Time, on November 3, 2016.
  Vote by Internet
                 • Go to www.investorvote.com/FNWB
                 • Or scan the QR code with your smartphone
                                        • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the
USA, US territories & Canada on a touch tone
telephone
• Follow the instructions provided by the recorded message

VOTE AUTHORIZATION FORM

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For a one-year term:	01 - Lloyd J. Eisenman
	For a three-year term:	02 - Dana D. Behar	03 - Cindy H. Finnie	04 - David T. Flodstrom

☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the Proxy Statement	☐	☐	☐	3. Ratification of the appointment of Moss Adams LLP as the independent auditor for the year ending June 30, 2017	☐	☐	☐

4. In their discretion, upon such other matters as may properly come before the meeting.

B Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance [ ]
Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name(s) appear on this proxy card. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give your full title.  If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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2016 Annual Meeting Admission Ticket

2016 Annual Meeting of
First Northwest Bancorp Shareholders
Tuesday, November 8, 2016, 10:00 a.m., Pacific Time
Red Lion Hotel Olympic Room
221 N. Lincoln Street, Port Angeles, Washington

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

VOTE AUTHORIZATION FORM – FIRST NORTHWEST BANCORP

401(k) PLAN

FIRST NORTHWEST BANCORP
ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 8, 2016

The undersigned, being a participant in the First Federal Savings & Loan Association of Port Angeles 401(k) Plan, does hereby instruct the Trustee thereof to vote with respect to all shares held by the undersigned in the Plan as of August 31, 2016, at the annual meeting of shareholders to be held at the Red Lion Hotel Olympic Room, located at 221 N. Lincoln Street, Port Angeles, Washington, on Tuesday, November 8, 2016, at 10:00 a.m., Pacific Time, and at any and all adjournments and postponements thereof.

The Board of Directors recommends you vote FOR the election of each of the nominees listed and FOR Proposals 2 and 3.

The undersigned hereby acknowledges receipt of First Northwest Bancorp’s Notice of Annual Meeting of Shareholders, a Proxy Statement dated September 16, 2016 and the 2016 Annual Report to Shareholders.

We will follow your voting instructions, however, if no instructions are specified, these shares will be voted by the Trustee as directed by the Plan Administrator.